Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No.2 to the Registration Statement of SPK Acquisition Corp. (the “Company”) on Form S-1 of our report dated March 1, 2021 with respect to our audit of the Company’s financial statements as of February 10, 2021 and for the period from December 31, 2020 (inception) through February 10, 2021, which appears in this Registration Statement on Form S-1. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ UHY LLP

New York, New York

June 2, 2021